UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 29, 2016 (August 24, 2016)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2016, Comstock Sixth Street, LLC (“Comstock Sixth Street”), a subsidiary of Comstock Holding Companies, Inc. (the “Company”), entered into that certain Land Purchase Agreement dated December 23, 2013, as amended, with Thos. Somerville Co., a Delaware corporation (the “Agreement”) pursuant to which Comstock Sixth Street completed the purchase of real property located in Northeast, Washington, D.C. known as Totten Mews (the “Project”) for Four Million Two Hundred Thousand Dollars ($4,200,000.00). The Project consists of forty single family attached homes in Northeast, Washington, D.C. Comstock Sixth Street intends to obtain a construction loan for the Project and fund the acquisition and development of the Project through Comstock Investors X, L.C., a newly-formed subsidiary of the Company.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2016.

On August 29, 2016, the Company issued a press release announcing the purchase of the Project. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release by Comstock Holding Companies, Inc., dated August 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2016

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer